Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286998

Prospectus Supplement

(To Prospectus dated May 15, 2025)

WILLIS LEASE FINANCE CORPORATION

$200,000,000

2.50% Convertible Senior Notes due 2031

We are offering $200,000,000 aggregate principal amount of our 2.50% convertible senior notes due 2031 (the “notes”). In addition, we have granted the underwriters an option to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $30,000,000 aggregate principal amount of notes, solely to cover over-allotments, if any.

MATURITY; INTEREST

We will pay interest on the notes at an annual rate of 2.50%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The notes will mature on May 15, 2031, unless earlier repurchased, redeemed or converted.

CONVERSION

Noteholders may convert their notes at their option only in the following circumstances: (1) at any time during the 30 trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock, par value $0.01 per share (the “common stock”), exceeds 130% of the conversion price for each of at least five trading days, whether or not consecutive, during the first 20 trading days of such calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, February 15, 2031 until the close of business on the business day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. The initial conversion rate is 3.7202 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $268.80 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

REDEMPTION AND REPURCHASE

The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after May 21, 2029 and on or before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted with a conversion date on or after the date we send the related redemption notice to, and including, the business day immediately before the related redemption date.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

RANKING

The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the Revolving Credit Facility (as defined herein). The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

LISTING; COMMON STOCK

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the Nasdaq Global Market under the symbol “WLFC.” On May 13, 2026, the last reported sale price of our common stock was $211.67 per share.

CONCURRENT DELTA OFFERING

Concurrently with this offering, Morgan Stanley & Co. LLC, acting on behalf of itself and/or its affiliates (in such capacity, the “delta underwriter”), is offering and selling short in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, 281,250 shares of our common stock at a public offering price of $192.00 per share (the “concurrent delta offering”), to facilitate hedging transactions by certain investors in the notes (“convertible arbitrage investors”). The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equivalent notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with this notes offering, in each case, with a view for the delta underwriter to initially offer the shares of our common stock directly to the public at a price of $192.00 per share of our common stock and to subsequently offer the shares of our common stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and this offering of the notes are contingent upon one another.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9.

	Per Note	Total(3)
Public offering price(1)	100.00%	$200,000,000
Underwriting discounts and commissions(2)	3.00%	$6,000,000
Proceeds, before expenses, to us	97.00%	$194,000,000

(1)	Plus accrued interest, if any, from May 18, 2026.
(2)	See “Underwriting (Conflicts of Interest)” for a description of compensation to the underwriters.
(3)	Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about May 18, 2026, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	Deutsche Bank Securities

The date of this prospectus supplement is May 13, 2026.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part contains an accompanying primary base prospectus relating to sales of shares of common stock and other securities by Willis Lease Finance Corporation and gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectuses,” we are referring to this prospectus supplement and the accompanying base prospectus combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prepared by us or on behalf of us or to which we have referred you. Neither we, the underwriters nor any of our or their representatives have authorized any other person to provide you with information different from that included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement, and the information in the accompanying base prospectus or contained in any document incorporated by reference is accurate only as of the date of such prospectus or document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus supplement and the information incorporated herein by reference contains references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks, and trade names included or incorporated by reference into this prospectus supplement, the base prospectus or any related free writing prospectus are the property of their respective owners.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties and assumptions. All statements other than statements of historical fact, including statements regarding prospects or future results of operations or financial position, made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others: the effects on the airline industry and the global economy of events such as the current high interest rate and inflationary environment; changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with our growth strategies and strategic priorities; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal and regulatory proceedings or other unfavorable outcomes; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and the impact of pandemics or other public health crises on our business, financial condition, and results of operations.

All forward-looking statements speak only as of the date of this prospectus supplement. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, under Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and in our other filings with the United States Securities and Exchange Commission (the “SEC”), which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

iii

SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information in this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Our Company

Willis Lease Finance Corporation with its subsidiaries (“WLFC” or the “Company”) is a leading lessor and servicer of commercial aircraft and aircraft engines. Our principal business objective is to build value for our shareholders by acquiring commercial aircraft and engines and managing those assets in order to provide a return on investment, primarily through lease rent and maintenance reserve revenues, as well as through management fees earned for managing assets owned by third parties. As of March 31, 2026, we had $2,760.5 million of equipment held in our operating lease portfolio, $65.6 million of notes receivable (preexisting leases that do not meet criteria for lease accounting), $30.6 million of maintenance rights, and $0.3 million of investments in sales-type leases, which represented 342 engines, 20 aircraft, one marine vessel and other leased parts and equipment on lease with 70 lessees in 40 countries. In addition to our owned portfolio, as of March 31, 2026, we managed 129 engines and related equipment for third parties.

Recent Developments

Revolving Credit Facility Amendment

On May 13, 2026, we entered into an amendment (the “Revolver Amendment”) to our credit agreement dated as of October 31, 2024 (as amended by that certain Amendment No. 1, dated as of May 7, 2025, Amendment No. 2, dated as of February 19, 2026 and Amendment No. 3 dated as of March 27, 2026, the “Revolving Credit Facility”) with Bank of America, N.A. as agent and the lenders party thereto. The Revolver Amendment permits the issuance of the notes offered in this offering.

Concurrent Delta Offering

Concurrently with this offering, Morgan Stanley & Co. LLC, acting on behalf of itself and/or its affiliates (the “delta underwriter”), is offering and selling short in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, 281,250 shares of our common stock to facilitate hedging transactions by certain convertible arbitrage investors subscribing for the notes. The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equivalent notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with this notes offering, in each case, with a view for the delta underwriter to initially offer the shares of our common stock directly to the public at a price of $192.00 per share of our common stock and to subsequently offer the shares of our common stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering.

The concurrent delta offering and this offering of the notes are contingent upon one another.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Willis Lease Finance Corporation and not to its subsidiaries.

Issuer	Willis Lease Finance Corporation

Notes	$200,000,000 aggregate principal amount of 2.50% convertible senior notes due 2031 (or $230,000,000 aggregate principal amount if the underwriters exercise in full their over-allotment option).

Ranking	The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•

effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the Revolving Credit Facility; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

As of March 31, 2026, our total consolidated indebtedness was $2,281.8 million, of which an aggregate of $2,281.8 million was senior indebtedness and an aggregate of $2,281.8 million was secured indebtedness. As of March 31, 2026, our subsidiaries had $1,693.0 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds therefrom (as described under the caption “Use of Proceeds”), our total consolidated indebtedness would have been $2,288.7 million.

Maturity	May 15, 2031, unless earlier repurchased, redeemed or converted.

Interest	2.50% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

•

at any time during the 30 trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least five trading days, whether or not consecutive, during the first 20 trading days of such calendar quarter;

•

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

•	if we call such notes for redemption; and

•	at any time from, and including, February 15, 2031 until the close of business on the business day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. The consideration due upon conversion will be determined over an observation period consisting of 40 “VWAP trading days” (as defined in this prospectus supplement).

The initial conversion rate is 3.7202 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $268.80 per share, and is subject to adjustment as described in this prospectus supplement. In our annual meeting of stockholders scheduled to occur on May 26, 2026, we intend to ask our stockholders to approve an amendment to our amended certificate of incorporation to, among other things, effect a 3-for-1 forward stock split of our common stock. If the forward stock split of our common stock is approved by our stockholders, we will be required to adjust the conversion rate to account for the forward stock split on the effective date for the stock split, which we expect would occur on May 26, 2026.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes—Conversion Rights.”

Optional Redemption	The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after May 21, 2029 and on or before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice.

However, we may not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $75.0 million. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted with a conversion date on or after the date we send the related redemption notice to, and including, the business day immediately before the related redemption date. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

Concurrent Delta Offering

Concurrently with this offering, the delta underwriter is offering and selling short in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, 281,250 shares of our common stock in the concurrent delta offering, to facilitate hedging transactions by certain convertible arbitrage investors subscribing for the notes. The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equivalent notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with this notes offering, in each case, with a view for the delta underwriter to initially offer the shares of our common stock directly to the public at a price of $192.00 per share of our common stock and to subsequently offer the shares of our common stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and this offering of the notes are contingent upon one another.

See “Description of the Concurrent Delta Offering.”

No Public Market	The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

The Nasdaq Global Market Symbol	Our common stock is listed on the Nasdaq Global Market under the symbol “WLFC.” On May 13, 2026, the last reported sale price of our common stock was $211.67 per share.

Conflicts of Interest

Bank of America, N.A. and Deutsche Bank AG, affiliates of BofA Securities, Inc. and Deutsche Bank Securities Inc., respectively, are lenders under the Revolving Credit Facility. The net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of BofA Securities, Inc. and Deutsche Bank Securities Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the prospectus supplement and performed its usual standard of due diligence with respect to that prospectus supplement. Morgan Stanley & Co. LLC is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this prospectus supplement. Morgan Stanley & Co. LLC will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify Morgan Stanley & Co. LLC against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest).”

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $193.1 million (or approximately $222.2 million if the underwriters exercise in full their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from the issuance of the notes to temporarily repay amounts outstanding under the Revolving Credit Facility until deployed for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors.”

U.S. Federal Income Tax Considerations	For a description of certain U.S. federal income tax considerations of purchasing, owning, converting and disposing of the notes and owning and disposing of shares of our common stock, if any, issuable upon conversion of the notes, see “Certain U.S. Federal Income Tax Considerations.”

Book-Entry Form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

Shares of Stock Outstanding

As of March 31, 2026, we had 6,820,855 shares of common stock outstanding. This amount does not reflect the following amounts as of March 31, 2026 (unless stated otherwise):

•	922,903 shares of restricted stock awards issued under the Willis Lease Finance Corporation 2023 Incentive Stock Plan;

•	300,000 shares of common stock that may be issued pursuant to options outstanding under the Willis Lease Finance Corporation 2023 Incentive Stock Plan;

•	543,959 shares of common stock remaining that may be awarded under the Willis Lease Finance Corporation 2023 Incentive Stock Plan; and

•	92,757 shares of common stock remaining for purchase under the Willis Lease Finance Corporation Employee Stock Purchase Plan.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks described below and those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under the sections titled “Risk Factors” in Part I, Item 1A and in other filings we may make from time to time with the SEC before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision. As used in this section, “we,” “our” and “us” refer to Willis Lease Finance Corporation and not to its subsidiaries.

Risks Related to the Notes

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the Revolving Credit Facility. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of March 31, 2026, our total consolidated indebtedness was $2,281.8 million, of which an aggregate of $2,281.8 million was senior indebtedness and an aggregate of $2,281.8 million was secured indebtedness. As of March 31, 2026, our subsidiaries had $1,693.0 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds therefrom (as described under the caption “Use of Proceeds”), our total consolidated indebtedness would have been $2,288.7 million. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and, to the extent we are not a holder thereof, preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our level of indebtedness and significant debt service obligations could adversely affect our financial condition or our ability to fulfill our obligations, including the notes, and make it more difficult for us to fund our operations.

Following this offering, we may incur additional indebtedness to meet future financing needs. Our level of indebtedness could have important negative consequences to you and us, including:

•	we may have difficulty servicing our indebtedness;

•	we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

•

we will need to use a portion of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•	our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

•	our leverage could place us at a competitive disadvantage compared to our competitors that have less debt; and

•

our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, may require us to maintain specified financial ratios and will limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, the Revolving Credit Facility contains, and any future indebtedness that we may incur after this offering may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness.

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness may limit our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased, redeemed or converted. In addition, we will be required to make cash payments in an amount up to the principal amount of the notes converted as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion,” or such higher amount as we may elect. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

•	cash dividends on our common stock in excess of the initial dividend threshold; and

•	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate. In our annual meeting of stockholders scheduled to occur on May 26, 2026, we intend to ask our stockholders to approve an amendment to our amended certificate of incorporation to, among other things, effect a 3-for-1 forward stock split of our common stock. If the forward stock split of our common stock is approved by our stockholders, we will be required to adjust the conversion rate to account for the forward stock split on the effective date for the stock split, which we expect would occur on May 26, 2026.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the notes.

If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, if a “make-whole fundamental change” occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” However, the definitions of “fundamental change” and “make-whole fundamental change” are limited to specific corporate events and do not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur (including conversions of notes that are called or deemed called for redemption), then we will, in certain circumstances, increase the conversion rate for notes converted during the related make-whole fundamental change conversion period. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole

Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change (including an optional redemption of their notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $2,000.00 per share of common stock or less than $192.00 per share of common stock (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 5.2083 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for notes converted in connection with a notice of redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes may be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Statement Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.

The issuance or sale of shares of our common stock, including sales made pursuant to the concurrent delta offering, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

We may conduct future offerings of common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, we have shares reserved and available for issuance pursuant to our Willis Lease Finance Corporation 2023 Incentive Stock Plan. Concurrently with this offering and pursuant to a separate prospectus supplement, the delta underwriter is offering shares of our common stock at a public offering price of $192.00 per share, to facilitate hedging transactions by certain convertible arbitrage investors subscribing for the notes. The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.

The offer and sale of our shares of common stock in the concurrent delta offering, which is being executed to facilitate the initial hedging transactions by the convertible arbitrage investors in the notes, may have a negative effect on the market price of our common stock and the trading price of your notes.

Concurrently with this offering, the delta underwriter is offering in a separate, underwritten public offering pursuant to a separate prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, 281,250 shares of our common stock at a public offering price of $192.00 per share to facilitate hedging transactions by certain convertible arbitrage investors in the notes. We have been advised that the shares sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to our common stock through a derivative, in an equivalent notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with this notes offering, in each case, with a view for the delta underwriter to initially offer the shares of our common stock directly to the public at a price of $192.00 per share of our common stock and to subsequently offer the shares of our common stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire in this offering. It is possible, however, that investors in the notes in this offering may short sell additional shares of our common stock shortly after the pricing of the concurrent delta offering. Such additional sales could have the effect of causing the market price of our shares of common stock, and the trading price of your notes, to be lower than it would have been absent such selling.

In addition, some or all the shares of common stock sold short by the delta underwriter in the concurrent delta offering will be sold to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to our common stock through a derivative, in an equivalent notional amount. The delta underwriter (and/or its affiliates) acting as dealer on such privately negotiated transactions may modify, enter into, or unwind additional privately negotiated transactions (including derivative transactions) and/or purchase or sell shares of our common stock or other securities of ours in secondary market transactions at any time following the pricing of this offering. For example, in connection with any cash settlement of any such derivative transaction, the dealer may purchase shares of common stock and convertible arbitrage investors may sell shares of common stock, which could affect the trading price of our common stock at the time. The concurrent delta offering and any privately negotiated transactions relating to our common stock, including derivatives with the delta underwriter and/or its affiliates, could cause more sales of our common stock while the notes are outstanding than there would have been otherwise had we not consummated the concurrent delta offering.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash or property distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will generally be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by you or from your other funds or assets. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Certain U.S. Federal Income Tax Considerations.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to increase the conversion rate for notes converted during the related make-whole fundamental change conversion period. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before February 15, 2031, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before February 15, 2031, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash or combination of cash and shares of our common stock, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

The consideration due upon conversion of any note will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 40 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after May 21, 2029 and on or before the 41st scheduled trading day immediately before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. In addition, if we redeem your notes, you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, despite the partial redemption limitation, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if-converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the notes and calculate diluted earnings per share in a manner that is significantly different than described above.

The conversion of notes could impair our financial position and liquidity.

Because we will be required to make cash payments in an amount up to the principal amount of the converted notes, or such higher amount as we may elect, the conversion of notes could materially and adversely affect our financial position and liquidity. Before February 15, 2031, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after February 15, 2031, noteholders may convert their notes at any time at their election until the close of business on the business day immediately before the maturity date. See “Description of Notes—Conversion Rights.” However, many of the conditions that permit the conversion of notes before February 15, 2031 are beyond our control. We could be required to expend a significant amount of cash to settle conversions, which could significantly harm our financial position and liquidity.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurance that you timely receive any such communications.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of the notes and our common stock to decline.

Risks Related to the Common Stock

The Company’s common stock trading price may be affected by numerous factors that may impose a financial risk on the Company’s stockholders.

The trading price of our common stock may fluctuate due to many factors, including but not limited to the following:

•	risks relating to our business described in the documents incorporated by reference;

•	sales or purchases of our securities by a few stockholders or even a single significant stockholder;

•	general economic conditions;

•	changes in accounting mandated under GAAP;

•	quarterly variations in our operating results;

•	our financial condition, performance and prospects;

•	changes in dividends on our common stock;

•	changes in financial estimates by us;

•	the level, direction and volatility of interest rates and expectations of changes in rates;

•	the market for securities similar to our common stock;

•	changes in our capital structure, including additional issuances by us of debt or equity securities; and

•	failure to maintain effective internal controls over financial reporting.

As it relates to changes in dividends on our common stock, the declaration and payment of future dividends are dependent on many factors, including, but not limited to, our financial condition, and are at the discretion of the Company’s Board of Directors. If the Company fails to meet expectations related to dividends, the price of the Company’s common stock may decline. In addition, the U.S. stock markets have experienced price and volume volatility that have affected many companies’ stock prices, often for reasons unrelated to the operating performance of those companies.

We are effectively controlled by one principal stockholder who has the power to contest the outcome of most matters submitted to the stockholders for approval and to affect our stock prices adversely if he were to sell substantial amounts of his common stock.

Charles F. Willis, IV, who is the founder of WLFC and currently serves as our Executive Chairman, has served as a Director since our establishment in 1985, served as Chief Executive Officer from 1985 until 2022, served as President until 2011, and has served as Chairman of the Board of Directors from 1996 until 2022, when he became Executive Chairman.

As of March 31, 2026, Mr. Willis beneficially owned or had the ability to direct the voting of 3,072,523 shares of our common stock, representing approximately 40% of the issued shares of our common stock. As a result, Mr. Willis effectively controls the Company and has the power to contest the outcome of substantially all matters submitted to our stockholders for approval, including the election of the Company’s Board of Directors. This concentration of ownership and decision making may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our Company. In addition, future sales by Mr. Willis of substantial amounts of the Company’s common stock, or the potential for such sales, could adversely affect the prevailing market price of the Company’s common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $193.1 million (or approximately $222.2 million if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from the issuance of the notes to temporarily repay amounts outstanding under the Revolving Credit Facility, until deployed for general corporate purposes. The Revolving Credit Facility provides for a $1,750,000,000 revolving credit facility maturing in April 2031, with borrowings bearing interest at a floating rate per annum equal to one-month term SOFR plus a margin of 2.35%.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of March 31, 2026:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the consummation of this offering, assuming that the net proceeds are used to temporarily repay amounts outstanding under the Revolving Credit Facility until deployed for general corporate purposes and assuming no exercise of the underwriters’ over-allotment option.

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of March 31, 2026
	Actual	As Adjusted
	(in thousands, except share data)
Cash and cash equivalents	$24,554	$24,554

Restricted Cash	196,023	196,023

Total Cash	220,557	220,557

Indebtedness
2.50% Convertible Senior Notes due 2031 offered hereby(1)	—	200,000
Credit facility at a floating rate of interest of one -month term Secured Overnight Financing Rate (“SOFR”) plus 2.35% at March 31, 2026(2)	421,000	227,900
WEST IX Series A 2025 term notes payable at a fixed rate of interest of 5.16%, maturing in December 2050, secured by engines, airframes, and loan assets	333,561	333,561
WEST IX Series B 2025 term note payable at a fixed rate of interest of 5.70%, maturing in December 2050, secured by engines, airframes, and loan assets	54,869	54,869
WEST VIII Series A 2025 term notes payable at a fixed rate of interest of 5.58%, maturing in June 2050, secured by engines, airframes, and loan assets	509,988	509,988
WEST VIII Series B 2025 term note payable at a fixed rate of interest of 6.07%, maturing in June 2050, secured by engines, airframes, and loan assets	70,075	70,075
WEST VII Series A 2023 term notes payable at a fixed rate of interest of 8.00%, maturing in October 2048, secured by engines, airframes, and loan assets	127,149	127,149
WEST VI Series A 2021 term notes payable at a fixed rate of interest of 3.10%, maturing in May 2046, secured by engines, airframes, and loan assets	223,366	223,366
WEST VI Series B 2021 term notes payable at a fixed rate of interest of 5.44%, maturing in May 2046, secured by engines, airframes, and loan assets	31,009	31,009
WEST VI Series C 2021 term notes payable at a fixed rate of interest of 7.39%, maturing in May 2046, secured by engines, airframes, and loan assets	6,889	6,889
WEST V Series A 2020 term notes payable at a fixed rate of interest of 3.23%, maturing in March 2045, secured by engines	207,175	207,175
WEST V Series B 2020 term notes payable at a fixed rate of interest of 4.21%, maturing in March 2045, secured by engines	28,861	28,861
WEST V Series C 2020 term notes payable at a fixed rate of interest of 6.66%, maturing in March 2045, secured by engines	4,918	4,918
WEST III Series A 2017 term notes payable at a fixed rate of interest of 4.69%, maturing in August 2042, secured by engines	83,483	83,483
WEST III Series B 2017 term notes payable at a fixed rate of interest of 6.36%, maturing in August 2042, secured by engines	11,295	11,295

Other fixed-rate engine notes (interest between 4.23% and 5.91%, and maturity dates between March 2032 and April 2034)	168,146	168,146
Total debt	2,281,784	2,288,684

Redeemable Preferred Stock
Redeemable preferred stock ($0.01 par value, 5,000 shares authorized; 3,250 shares issued at March 31, 2026)	63,470	63,470
Shareholders’ equity:
Common stock ($0.01 par value, 20,000 shares authorized; 7,744 shares issued at March 31, 2026)	77	77
Paid-in capital in excess of par	83,751	83,751
Retained earnings	611,333	611,333
Accumulated other comprehensive loss, net of income tax benefit of $224 at March 31, 2026	(787)	(787)
Total shareholders’ equity	694,374	694,374

Total capitalization	$3,039,628	$3,046,528

(1)

The amount shown in the table above for the notes offered hereby on an as adjusted basis represents their aggregate principal amount. The discounts and estimated offering expenses payable by us with respect to the notes offered hereby are expected to be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes.

(2)

Our Revolving Credit Facility is secured by engines, airframes, and loan assets. The Revolving Credit Facility has a committed amount of $1.75 billion at March 31, 2026 and matures April 2031. As of May 8, 2026, $1,347.0 million of borrowings were available under our Revolving Credit Facility.

DIVIDEND POLICY

On April 29, 2026, our board of directors declared a quarterly dividend of $0.40 per share on the Company’s outstanding common stock. The dividend is payable on May 22, 2026 to stockholders of record at the close of business on May 11, 2026. We currently intend to continue paying a quarterly dividend on our common stock, which is currently $0.40 per share of common stock quarterly or $1.60 per share of common stock annually, while retaining the balance of future earnings, if any, to finance the growth of our business.

Our Series A Preferred Stock accrues quarterly dividends at the rate per annum of 8.35% per share. During the three months ended March 31, 2026, the Company paid total preferred stock dividends of $1.4 million.

Our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, our debt agreements contain certain restrictions on our ability to pay cash dividends to holders of our common stock.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find More Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

In this section, references to (i) “we,” “us” and “our” refer to Willis Lease Finance Corporation only and not to any of its subsidiaries; and (ii) any “note” refers to any authorized denomination of a note, unless the context requires otherwise. For purposes of the description below, the term “including” means “including without limitation.”

Generally

The notes will:

•	be our senior, unsecured obligations;

•	initially be limited to an aggregate principal amount of $200,000,000 (or $230,000,000, if the underwriters fully exercise their over-allotment option);

•	bear interest from, and including, May 18, 2026, at an annual rate of 2.50%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026;

•	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

•	mature on May 15, 2031, unless earlier repurchased, redeemed or converted;

•

be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after May 21, 2029 and on or before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a “regular record date” (as defined below under the caption “—Interest”) to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “—Optional Redemption”;

•

be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•

be convertible, at the noteholders’ option, subject to the satisfaction of certain conditions and during the periods described herein, into cash and, if applicable, shares of our common stock, based on an initial conversion rate of 3.7202 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $268.80 per share of common stock), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;

•	be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•

initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue on and the first interest payment date for such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by one or more separate CUSIP numbers or by no CUSIP number if they are not fungible, for federal income tax purposes, for federal securities laws purposes or for purposes of the “depositary procedures” (as defined below under the caption “—Definitions”), with the notes offered hereby or, if applicable, any other notes we issue under the indenture.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and except as otherwise provided in the indenture, only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.

Payments on the Notes

For purposes of the notes, the description below under this section titled “—Payments on the Notes” supersedes, in its entirety, the information in the accompanying prospectus set forth under the caption “Description of Debt Securities—Certain Covenants—Payment of Principal, any Premium, Interest or Additional Amounts.”

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

•

if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; (ii) with respect to any cash conversion consideration, the relevant conversion date; and (iii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

For purposes of the notes, the description below under this section titled “ —Registrar, Paying Agent and Conversion Agent” supersedes, in its entirety, the information in the accompanying prospectus set forth under the caption “Description of Debt Securities—Certain Covenants—Maintenance of Office or Agency.”

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Transfers and Exchanges

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The notes will bear cash interest at an annual rate of 2.50% (which we refer to as the “stated interest”), payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026 to the noteholders of record of the notes as of the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a business day) (each, a “regular record date”). Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”. All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.

If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Ranking

The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•

effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the Revolving Credit Facility; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will have no obligations under the notes. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

As of March 31, 2026, our total consolidated indebtedness was $2,281.8 million, of which an aggregate of $2,281.8 million was senior indebtedness and an aggregate of $2,281.8 million was secured indebtedness. As of March 31, 2026, our subsidiaries had $1,693.0 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option and the application of net proceeds therefrom), our total consolidated indebtedness would have been $2,288.7 million.

See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption

We may not redeem the notes at our option at any time before May 21, 2029. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion (subject to the partial redemption limitation described below) in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after May 21, 2029 and on or before the 41st “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send such redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we may not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $75.0 million (such requirement, the “partial redemption limitation”). In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted with a conversion date on or after the date we send the related redemption notice to, and including, the business day immediately before the related redemption date. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

The redemption date will be a business day of our choosing that is no more than 65, nor less than 45, scheduled trading days after the date we send the related redemption notice, as described below.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.

If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 42nd scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Redemption” and “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into cash and, if applicable, shares of our common stock, based on an initial conversion rate of 3.7202 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $268.80 per share of common stock).

In our annual meeting of stockholders scheduled to occur on May 26, 2026, we intend to ask our stockholders to approve an amendment to our amended certificate of incorporation to, among other things, effect a 3-for-1 forward stock split of our common stock. If the forward stock split of our common stock is approved by our stockholders, we will be required to adjust the conversion rate to account for the forward stock split on the effective date for the stock split, which we expect would occur on May 26, 2026. See “—Conversion Rate Adjustments—Generally.”

Noteholders may convert their notes only in the circumstances described below under the caption “—When the Notes May Be Converted.”

Treatment of Interest Upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “—Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

•

the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

•

with respect to any note called for redemption, if we have specified a redemption date that is after such regular record date and on or before the business day immediately after such interest payment date;

•	if such conversion date occurs after the regular record date immediately before the maturity date;

•

if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

•	to the extent of any special interest, overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the business day immediately before the maturity date.

Conversion Upon Satisfaction of Common Stock Sale Price Condition

A noteholder may convert its notes at any time during the 30 trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least five trading days, whether or not consecutive, during the first 20 trading days of such calendar quarter.

Conversion Upon Satisfaction of Note Trading Price Condition

A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “—Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder or noteholders in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder or noteholders provide(s) us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder or noteholders provide(s) such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before February 15, 2031, we elect to:

•

distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the date such distribution is first publicly announced, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “—Conversion Rate Adjustments—Generally” below); or

•

distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 45 scheduled trading days before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.

Certain Corporate Events

If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “—Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the business day after such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the business day after the effective date to, but excluding, the date we provide the notice.

Conversion Upon Redemption

If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, February 15, 2031 until the close of business on the business day immediately before the maturity date.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•	deliver such note to the conversion agent (at which time such conversion will become irrevocable);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion during a period where the notes are convertible as described herein only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note when required.

Settlement Upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” The consideration due upon the conversion of any note will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 40 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “—Definitions”) that applies to the conversion. The applicable specified dollar amount will be determined in accordance with the provisions described below but is not permitted to be an amount that is less than $1,000 per $1,000 principal amount of notes being converted.

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after February 15, 2031 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on February 15, 2031. If we elect a settlement method for a conversion with a conversion date that occurs before February 15, 2031, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the business day before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, until such time as we pay such redemption price in full); and (ii) if the related redemption date is on or after February 15, 2031, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after February 15, 2031.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method to any settlement method that we are then permitted to elect, by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election or default settlement method change will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture, and in no event may we elect (whether directly or by eliminating all other settlement methods) combination settlement with a specified dollar amount that is less than $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

Consideration Due Upon Conversion

Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

•

if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; or

•

if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on the daily VWAP on the last VWAP trading day of the applicable observation period.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on the last VWAP trading day of the observation period for such conversion.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)

Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock, then the conversion rate will be adjusted based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the “effective date” (as defined below under the caption “—Definitions”) of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)

Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the date such distribution is first publicly announced, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2) and the provisions described above under the caption “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)	Spin-Offs and Other Distributed Property.

(a)

Distributions Other Than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•

dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the initial dividend threshold, and without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

•	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)

Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, if any VWAP trading day of the observation period for a note to be converted occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)

Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.40 per share (the “initial dividend threshold”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date;

T	=	the initial dividend threshold; provided that the initial dividend threshold shall be deemed to be zero if such dividend or distribution is not a regular quarterly cash dividend; and

D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

(5)

Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if any VWAP trading day of the observation period for a note to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•

the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

•	except as described above, in connection with share repurchases including accelerated share repurchase plans;

•	solely a change in the par value of our common stock; or

•	accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A beneficial owner of the notes may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. If the conversion rate is adjusted as a result of a cash dividend to our common stockholders, a beneficial owner of the notes generally will be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) February 15, 2031. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

•	a note is to be converted pursuant to combination settlement;

•

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before any VWAP trading day in the observation period for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such VWAP trading day;

•	the consideration due in respect of such VWAP trading day includes any whole or fractional shares of our common stock; and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such VWAP trading day. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

•

a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;

•	a note is to be converted pursuant to combination settlement;

•	any VWAP trading day in the observation period for such conversion occurs on or after such ex-dividend date and on or before the related record date;

•	the consideration due in respect of such VWAP trading day includes any whole or fractional shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently have a stockholder rights plan in effect. See “Description of Capital Stock—Rights Agreement.”

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$192.00	$225.00	$268.80	$300.00	$349.44	$500.00	$750.00	$1,000.00	$1,500.00	$2,000.00
May 18, 2026	1.4881	1.1114	0.7864	0.6289	0.4551	0.1994	0.0661	0.0234	0.0020	0.0000
May 15, 2027	1.4881	1.0902	0.7486	0.5866	0.4120	0.1682	0.0519	0.0169	0.0000	0.0000
May 15, 2028	1.4881	1.0526	0.6915	0.5255	0.3527	0.1295	0.0367	0.0111	0.0000	0.0000
May 15, 2029	1.4881	0.9847	0.6003	0.4323	0.2679	0.0832	0.0216	0.0058	0.0000	0.0000
May 15, 2030	1.4881	0.8703	0.4490	0.2847	0.1465	0.0345	0.0095	0.0024	0.0000	0.0000
May 15, 2031	1.4881	0.7242	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•

if the stock price is greater than $2,000.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $192.00 (subject to adjustment in the same manner), per share of our common stock, then no additional shares of our common stock will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 5.2083 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called for redemption, and not with respect to the notes not called for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “—Optional Redemption.”

As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling such note for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Notice of Make-Whole Fundamental Change

We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and “—Optional Redemption.”

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change (including for notes converted in connection with a notice of redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

•

recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•	other similar event,

in each case, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•

if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the fifth business day after the relevant conversion date; and

•

for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities (including depositary receipts in respect thereof) will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

In connection with the adjustments described above in connection with any common stock change event, we will also adjust in good faith the initial dividend threshold such that (x) in the case of a share-for-share common stock change event, the adjusted initial dividend threshold will be based on the number of shares of common equity securities comprising a reference property unit, (y) in the case of a partial share-for-share common stock change event, the adjusted initial dividend threshold will be based on the value of a share of common equity security comprising the reference property relative to our common stock and (z) if the reference property is composed solely of non-stock consideration, the adjusted initial dividend threshold will be zero.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, including the right of noteholders to require us to repurchase their notes upon a fundamental change as described under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes,” that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders no later than the business day after the effective date of the common stock change event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values, the daily cash amounts or the daily share amounts over a period of multiple days (including over an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during such period.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (including as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

•	the reference property of such common stock change event consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated (i) assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change and (ii) without regard to the provisions described in the second sentence of the second paragraph under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—Generally”); and

•

we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger, and Sale of Assets.”

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

•

the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “—Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”). For the avoidance of doubt, in the case of any such transfer, the transferee will not succeed to the transferor, and the transferor will not be discharged from its obligations, under the indenture and the notes.

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default.”

Generally

An “event of default” means the occurrence of any of the following:

(1)

a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)	a default for 30 consecutive days in the payment when due of interest on any note;

(3)	our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be

Converted—Conversion Upon Specified Corporate Events,” if (in the case of any notice other than a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions”) such failure is not cured within five business days after its occurrence;

(4)

a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence;

(5)	a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;

(6)

a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)

a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $75,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•

constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

•	results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and

(8)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration

If an event of default described in paragraph (8) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (8) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs

For the avoidance of doubt, and without limiting the manner in which any “default” (as defined below under the caption “—Definitions”) can be cured,

•	a default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

•

a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “—Default Interest”) thereon; and

•

a default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such reporting event of default;

provided that (x) the cure of any event of default shall not invalidate any acceleration of the notes on account of such event of default that was properly effected prior to such time as such event of default was cured and (y) the cure of any reporting event of default shall not affect our obligation to pay any special interest that accrues prior to the time of such cure. In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.

Notice of Defaults

If a default or event of default occurs, then we will, within 30 days after its first occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default or event of default is cured or waived.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

•	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

•

such noteholder(s) offer and, if requested, provide to the trustee security and indemnity reasonably satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

•	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•

during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “—Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification and Waiver.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

•	reduce the principal, or change the stated maturity, of any note;

•	reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

•	reduce the rate, or extend the time for the payment, of interest on any note;

•	make any change that adversely affects the conversion rights of any note;

•

impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates;

•	change the ranking of the notes;

•	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

•	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

•	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

•	add guarantees with respect to our obligations under the indenture or the notes;

•	secure the notes;

•	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•

provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

•

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;

•

irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that (1) no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method”; and (2) such irrevocable election or elimination can in no event result in a specified dollar amount of less than $1,000 per $1,000 principal amount of notes applying to the conversion of any note;

•	evidence or provide for the acceptance of the appointment of a successor trustee;

•

conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	provide for or confirm the issuance of additional notes pursuant to the indenture;

•

provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

•

make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

Exchange Act Reports

For purposes of the notes, the description below under this section titled “—Exchange Act Reports” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Certain Covenants—Reports.”

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than Form 8-K reports) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.

Discharge

For purposes of the notes, the description below under this section titled “—Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance.”

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the stock price, the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, the trading price, accrued interest on the notes, the redemption price, the fundamental change repurchase price and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and/or its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to, and will, send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Applicable Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Close of business” means 5:00 p.m., New York City time.

“Common equity” of any person means capital stock of such person that is generally entitled (i) to vote in the election of directors of such person; or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 3.7202 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

“Daily conversion value” means, with respect to any VWAP trading day, 2.5% of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 40.

“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WLFC <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours or “night session” trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.

“Default interest” has the meaning set forth above under the caption “—Events of Default—Default Interest.”

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Effective date,” in relation to a stock split or stock combination of our common stock, means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i)

(1) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), any employee benefit plans of ours or our wholly owned subsidiaries or any Permitted Holder, files any report with the SEC indicating that such “person” or “group” has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the outstanding shares of our common stock (determined solely for purposes of this clause (1) by excluding, without duplication, the number of such shares that are “beneficially owned” (as defined below) by any Permitted Holder) or (2) one or more Permitted Holders file any report with the SEC indicating that such Permitted Holder(s) have become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 65% of the outstanding shares of our common stock;

(ii)

the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)	our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)	our common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to our “common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights—Effect of Common Stock Change Event—Generally” above.

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters. The “last reported sale price” will be determined without regard to after-hours or “night session” trading or any other trading outside of the regular trading session hours.

“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “—Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called for redemption pursuant to such notice and not with respect to any other notes.

“Make-whole fundamental change conversion period” has the following meaning:

(i)

in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii)

in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the applicable “redemption notice date” (as defined below) for the related redemption to, and including, the business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, such time as we pay such redemption price in full);

provided, however, that if the conversion date for the conversion of a note that has been called for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Maturity date” means May 15, 2031.

“Non-recourse debt” means indebtedness for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds or other customary recourse carve-outs for a non- or limited-recourse transaction) in respect thereof is limited to (i) specified collateral securing such indebtedness, (ii) the securitization vehicle obligated thereunder or (iii) both (i) and (ii), in each case, in which we and our other subsidiaries are not subject to any personal liability (other than for breach of standard representations and warranties or misapplication of funds or other customary recourse carve-outs for a non- or limited-recourse transaction).

“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before February 15, 2031, the 40 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the business day before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after February 15, 2031, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the maturity date.

“Open of business” means 9:00 a.m., New York City time.

“Permitted Holders” means any of Charles F. Willis, IV or Austin C. Willis, together with (i) their respective spouses and lineal descendants and spouses of lineal descendants, (ii) their respective estates or legal representatives, (iii) trusts established for their benefit or for the benefit of their respective spouses or lineal descendants or spouses of their lineal descendants, (iv) CFW Partners, L.P., (v) any entity solely owned and controlled, directly or indirectly, by one or more of them or any of the persons listed in clauses (i) through (iv), and (vi) any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which any one or more of the persons specified in clauses (i) through (v) is a member and directly owns more than 50% of the common stock attributable to such “group.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event if either (i) such business combination event is an exempted fundamental change; or (ii) both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; and (2) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) either the limited liability company, limited partnership or similar entity itself or a direct or indirect parent of the limited liability company, limited partnership or similar entity.

“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income or loss from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $30,000,000; provided further, that, solely for purposes of clause (7) of the definition of an event of default, no bankruptcy-remote subsidiary whose sole purpose is being a party to securitization transactions and whose indebtedness is non-recourse debt will be deemed to be a significant subsidiary.

“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of our common stock); provided, however, that in no event will the specified dollar amount be less than $1,000 per $1,000 principal amount of such note.

“Stated interest” has the meaning set forth above under the caption “—Interest.”

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.

“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

•

DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•

an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

Our authorized capital shares consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

Voting Rights

Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders.

Dividends and Liquidation Right

Subject to the rights of the holders of Series A Preferred Stock (defined below) and any other Preferred Stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors (the “Board”) out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred Stock in one or more series. Currently, the Company has one series of Preferred Stock outstanding: 3,250,000 shares of its Series A Redeemable Preferred Stock series (the “Series A Preferred Stock”). The Series A Preferred Stock accrues quarterly dividends at the rate per annum of 8.35% per share. Holders of the Series A Preferred Stock do not have general voting rights. The Series A Preferred Stock has a liquidation preference of $20.00 per share, plus any declared but unpaid dividends.

The Series A Preferred Stock has no stated maturity date. The holders of the Series A Preferred Stock have the option to require the Company to redeem all or any portion of the Series A Preferred Stock for cash upon occurrence of any of the following: (i) a material breach of the Stock Purchase Agreement, (ii) changes in the ownership structure of the Company, including by means of a change of control transaction, (iii) incurrence of operating loss or ordinary loss by the Company for two consecutive fiscal years, (iv) the Company’s surplus is less than its liquidation value at certain specified measurement dates, (v) occurrence of a merger, consolidation, or sale of greater than 50% of the Company’s assets, or (vi) the occurrence of liquidity events as set forth in the Stock Purchase Agreement. The redemption price is $20.00 per share plus dividends accrued but not paid.

Other Rights and Preferences

Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such common stock.

Exclusive Forum

Unless the Company consents to the selection of an alternate forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine.

Material Anti-Takeover Effects of Certain Provisions of the Certificate of Incorporation, Bylaws and Delaware Law

Certain provisions of law, our certificate of incorporation, bylaws and rights agreement could make the following more difficult: (1) an acquisition of us by means of a tender offer, a proxy contest or otherwise, and (2) the removal of incumbent officers and directors.

Authorized but Unissued Shares of Common Stock and Preferred Stock

The Board has the power, subject to applicable law or the rules of any stock exchange on which our securities may be listed and without further action by stockholders, to issue additional shares of common stock or a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Rights Agreement

Pursuant to a Rights Agreement (the “Rights Agreement”) entered into by the Company and American Stock Transfer and Trust Company, as rights agent, in September 1999, as subsequently amended, the Board authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company. Until the Distribution Date (as defined in the Rights Agreement), the Rights are not exercisable and are attached to and trade only together with shares of common stock. Unless extended or otherwise as provided in the Rights Agreement, the Rights expire on August 30, 2028. The Rights Agreement could make it more difficult to proceed with and discourage a merger, tender offer or proxy contest.

Increase in the Number of Directors

The Company’s bylaws provide for seven directors. In addition, the Board currently has the authority to amend the bylaws to increase the maximum number of directors without seeking stockholder approval.

Classified Board of Directors

The Board is divided into three classes, one class of which is elected each year by stockholders. The directors in each class serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Company’s bylaws provide detailed requirements for stockholder proposals for the annual meetings, including stockholder nominations for directors. In addition, director nominees must provide certain information, including biographical information, share ownership amounts and other information that would need to be included in a proxy statement relating to the election of a director. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids, and to encourage persons seeking to acquire control of the Company to negotiate first with the Company.

Special Meetings of Stockholders

The Company’s certificate of incorporation provides that special meetings of the stockholders for any purpose or purposes may be called by only (1) the Board; (2) the Chairman of the Board; or (3) the President of the Company, except for any special meeting of the stockholders that may be called by any other person or persons specified in any certificate of designation pursuant to DGCL Section 151(g) in the manner, at the times and for the purposes so specified. This limited ability to call a special meeting of stockholders may have an anti-takeover effect because a potential acquirer may be impeded from calling a special meeting of stockholders to consider removing directors or to consider an acquisition offer.

No Stockholder Action by Written Consent; Supermajority Voting Requirement

Our certificate of incorporation also provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. In certain circumstances relating to a merger or consolidation of the Company or any of its subsidiaries, the sale, exchange or lease of all or any substantial part of the assets of the Company to another entity, or any sale or lease to the Company or any of its subsidiaries in exchange for securities of the Company or any assets of any other entity or securities issued by such other entity, the approval by 80% of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company is required.

Bylaw Amendments

Our bylaws provide that the Board may amend our bylaws without stockholder approval, except to the extent such power is reserved to the stockholders by law. Bylaws may not be made, repealed, altered, amended or rescinded by the stockholders of the corporation except by the vote of the holders of not less than 80% of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

Anti-Takeover Effects of Delaware Law

We are also subject to certain anti-takeover provisions under the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our Board approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the Board and by the stockholders at an annual or special meeting by the affirmative vote of 66 2/3%, and not by written consent of the outstanding voting stock (excluding shares held or controlled by the interested stockholder).

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or by-laws approved by its stockholders. We have not opted out of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF THE CONCURRENT DELTA OFFERING

Concurrently with this offering, the delta underwriter is offering and selling short in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, 281,250 shares of our common stock to facilitate hedging transactions by certain convertible arbitrage investors subscribing for the notes. The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equivalent notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with this notes offering, in each case, with a view for the delta underwriter to initially offer the shares of our common stock directly to the public at a price of $192.00 per share of our common stock and to subsequently offer the shares of our common stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and this offering of the notes are contingent upon one another.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership, conversion and disposition of the notes issued pursuant to this offering and the ownership and disposition of the shares of our common stock into which the notes may be converted, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an investor in the notes or the shares of our common stock into which the notes may be converted. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of the shares of our common stock into which the notes may be converted.

Except where noted, this summary addresses only notes or shares of common stock held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the notes on original issuance for cash at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxes relevant to investors in the notes or our common stock (including the potential application of the Medicare contribution tax), nor does it address all tax consequences that may be relevant to investors in light of their personal circumstances or particular situations, such as:

•

tax consequences to persons who may be subject to special tax treatment, including dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, governmental organizations, “controlled foreign corporations,” “passive foreign investment companies,” insurance companies or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•

tax consequences to persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors that hold notes or common stock through pass-through entities or arrangements;

•

tax consequences to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes or common stock being taken into account in an “applicable financial statement”;

•	any alternative minimum tax consequences;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein; and

•	certain former citizens or long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding notes or common stock and the partners in such partnerships should consult their tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF NOTES AND THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect to be treated as a United States person.

As used herein, a “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), estate or trust that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state and local, and non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Consequences to U.S. Holders

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrues in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.

Additional Payments

In certain circumstances, we may elect to or be obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable Treasury Regulations. Assuming such position is respected by the IRS, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a U.S. holder would be required to accrue interest income at a rate higher than the stated interest on the notes, regardless of the U.S. holder’s method of tax accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the

U.S. holder receives shares of our common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments and that no such other payments will be due. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “— Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes —Conversion Rights— Exchange in Lieu of Conversion”) equal to the difference between the amount realized (which excludes accrued but unpaid interest which will be treated as described above under “— Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. The amount realized by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note, increased by the amount, if any, included in income as a dividend by the U.S. holder upon an adjustment (or failure to make an adjustment) to the conversion rate of the note, as described in “—Constructive Distributions” below.

Any gain or loss recognized on a taxable disposition of a note generally will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss generally will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals) long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Conversion of Notes

If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder will generally recognize gain or loss upon such conversion, and the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

As described below, the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different possible characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization. If a combination of cash and common stock is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion,” which would be taxable as described above, under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), we intend to take the position that the notes are securities for relevant U.S. federal income tax purposes and to treat the conversion as a recapitalization. However, as noted above, this position is not free from doubt and there can be no assurance in this regard. If the conversion is treated as a recapitalization, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock (including any fractional share) and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “— Interest on the Notes,” and other than any cash received in lieu of a fractional share) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). Cash received in lieu of a fractional share of our common stock upon a conversion of a note would be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock would generally result in capital gain or loss, which would be equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and generally would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Alternative Treatment as Part Conversion and Part Redemption. If the conversion of a note into cash and common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion,” which would be taxable as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a recapitalization as discussed above, the cash payment received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest) may be treated as proceeds from the redemption of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes.” In such case, our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any cash received in lieu of a fractional share or any amounts received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between the portion of the note that is treated as converted into common stock (including any fractional shares) and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash received (other than cash received in lieu of fractional shares, and excluding any amounts attributable to accrued but unpaid interest). The holding period for our common stock received in the conversion would include the holding period for the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing, for a U.S. holder of notes, their proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder.

Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder of notes will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may, in some circumstances, be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend to the extent of our current or accumulated earnings and profits, generally as described below under “— Distributions.”

However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described below under “—Distributions.” It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors regarding the tax treatment of a constructive distribution.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has issued proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the notes, payments on our common stock or sales proceeds received by, or other funds or assets of, an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The regulations, if finalized, will be effective for deemed distributions occurring on or after the date of their adoption as final regulations, but beneficial owners of notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

A U.S. holder generally will not recognize gain or loss as a result of a stock split of our common stock. A U.S. holder’s aggregate tax basis in the additional shares of common stock received in connection with a stock split (including any fraction of a new share of common stock deemed to have been received) will be the same as such U.S. holder’s aggregate tax basis prior to the stock split. A U.S. holder’s holding period for the common stock received in connection with any stock split will include the period during which such U.S. holder held common stock prior to such stock split.

Distributions

Distributions, if any, made on our common stock, other than certain pro rata distributions of common shares or rights to acquire common shares, generally will be included in the income of a U.S. holder of our common stock as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions to the extent in excess of our current and accumulated earnings and profits will be applied against and reduce the U.S. holder’s adjusted tax basis in our common stock (but not below zero) as a tax-free return of capital and, to the extent in excess of such adjusted tax basis, will be treated as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Sales, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon sales, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. In the case of certain non-corporate U.S. holders (including individuals) long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of a Change in Conversion Consideration

In certain situations, the notes may become convertible into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the notes to a U.S. holder, potentially resulting in the recognition of taxable gain or loss, and the modified notes could be treated as newly issued at that time. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the ownership and conversion of the modified notes as well as the ownership of the shares of the applicable acquirer or other consideration may be different from the U.S. federal income tax consequences addressed in this discussion. In particular, whether or not such an event results in a deemed taxable exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes’ obligor. Holders of notes should consult their tax advisors regarding U.S. federal income tax considerations relating to a change in conversion consideration.

Consequences to Non-U.S. Holders

Interest on the Notes

Subject to the discussions below under “Information Reporting and Backup Withholding — Non- U.S. Holders” and “Foreign Account Tax Compliance Act,” interest paid on a note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not actually or constructively own (pursuant to the conversion feature of the notes or otherwise) 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder timely provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any amount treated as a dividend (as discussed above under “Consequences to U.S. Holders—Distributions”) paid to a non-U.S. holder with respect to common stock (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as described above under “Consequences to U.S. Holders — Constructive Distributions”) will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received (or deemed received) by a foreign corporation may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from or set off against payments of interest and payments upon conversion, repurchase or maturity of the notes, payments on our common stock or sales proceeds received by, or other funds or assets of, such non-U.S. holder.

A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Disposition of Notes or Common Stock

Subject to the discussions below under “Information Reporting and Backup Withholding — Non- U.S. Holders” and “Foreign Account Tax Compliance Act,” any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion”), certain redemptions, conversion or other taxable dispositions of a note or common stock will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though you are not considered a resident of the United States.

With respect to the third bullet point above, we believe we currently are not, have not been, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Any amounts (including common stock) that a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note that are attributable to accrued but unpaid interest will be treated as interest and may be subject to U.S. federal income or withholding tax in accordance with the rules described above under “—Interest on the Notes.”

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest and deemed dividends on the notes (if any), dividends on our common stock and the proceeds of a sale or other taxable disposition of a note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient, and if required, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest and deemed distributions on the notes (if any) and distributions on our common stock to non-U.S. holders, as well as the amount of tax, if any, withheld with respect to those payments, must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed distributions, distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on our common stock, provided the certification described above in the last bullet point under “Consequences to Non-U.S. Holders—Interest on the Notes” has been received or the non-U.S. holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other taxable disposition of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the certification described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a withholding tax at a rate of 30% on interest and dividends (including deemed dividends) paid on, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds of a disposition of, debt obligations or stock of a United States corporation paid to (i) a foreign financial institution, or FFI, whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or U.S. tax authorities with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The applicable Treasury Regulations and administrative guidance provide that the FATCA withholding rules will apply to payments of interest and dividends (including deemed dividends) regardless of when they are made (or deemed made). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes or stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed Treasury Regulations indicates that taxpayers generally may rely on these proposed U.S. Treasury Regulations until final Treasury Regulations are issued. Investors are encouraged to consult their tax advisors regarding the implications of these rules on their investment in our notes and common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc. are acting as representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$100,000,000
BofA Securities, Inc.	60,000,000
Deutsche Bank Securities Inc.	40,000,000

Total:	$200,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the notes set forth in the table above subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions, including the consummation of the concurrent delta offering. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ option to purchase additional notes from us described below.

The underwriters initially propose to offer the notes directly to the public at the offering price listed on the cover page of this prospectus supplement. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $30,000,000 principal amount of the notes at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option to cover over-allotments, if any. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued or sold on the same terms and conditions as the other notes that are the subject of this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Us
	No Exercise	Full Exercise
Per Note	3.00%	3.00%
Total	$6,000,000	$6,900,000

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.9 million. The underwriters have agreed to reimburse certain of our expenses in connection with the offering.

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, on behalf of the underwriters, we will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “Company Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, such restrictions on us will not apply to:

(A) the notes to be sold in this offering and any shares of common stock issued upon conversion of the notes;

(B) the registration of the shares of common stock offered in the concurrent delta offering;

(C) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date as described in this prospectus supplement or the settlement of restricted stock awards;

(D) grants of compensatory equity-based awards, and/or the issuance of shares of common stock or securities with respect thereto, made pursuant to compensatory equity-based plans, provided that the Company shall cause each recipient of such grant, if any, to execute and deliver to the representatives a lock-up agreement if such recipient has not already delivered one;

(E) the reacquisition or withholding of all or a portion of shares of common stock subject to a stock award to satisfy a tax withholding obligation of the Company in connection with the vesting or exercise of such stock award or to satisfy the purchase price or exercise price of such stock award;

(F) the filing of a registration statement on Form S-8 to register shares of common stock issuable pursuant to any employee benefit plans, qualified stock option plans or other employee compensation plans;

(G) any shares of common stock issuable pursuant to any non-employee director stock compensation plan or program;

(H) shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, or the entrance into an agreement to issue shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or licenses of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of shares of common stock or any other securities convertible into, or exercisable or exchangeable for, shares of common stock that the Company may issue or agree to issue pursuant to this clause (H) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of common stock pursuant to this Offering; and provided further, that the recipients of any such shares of common stock and securities issued pursuant to this clause (H) during the Company Restricted Period shall enter into a lock-up agreement on or prior to such issuance; or

(I) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the Company Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Company Restricted Period.

In addition, the Lock-up Parties, which, as of May 11, 2026, collectively owned 3,569,413 shares of common stock, have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, on behalf of the underwriters, they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (such period, the “Holder Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, such restrictions on the Lock-up Parties will not apply to:

(A) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act will be required or voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

(B) transfers of shares of common stock or any security convertible into common stock as a bona fide gift, by will, other testamentary document or intestacy or to a beneficiary, family member, trust or other estate planning entity for the direct or indirect benefit of the undersigned or family members;

(C) transfers of shares of common stock or any security convertible into common stock to a charity or educational institution;

(D) transfers of shares of common stock or any security convertible into common stock, if the Lock-up Party is a trust, to a trustee or beneficiary of the trust;

(E) if the Lock-up Party is a corporation, partnership, limited liability company or other business entity, (i) to another corporation, partnership, limited liability company or other business entity that it controls, is controlled by or is under common control with the Lock-up Party, or (ii) distributions of shares of Common Stock or any security convertible into Common Stock to managers, members, general or limited partners, subsidiaries, affiliates or stockholders of the undersigned; provided that (i) each donee, transferee or distribute signs and delivers a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act will be required or voluntarily made during the Holder Restricted Period;

(F) the transfer of common stock or any security convertible into common stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee agrees to sign and deliver a lock-up agreement for the balance of the Holder Restricted Period and that no filing under Section 16(a) of the Exchange Act will be required or voluntarily made during the Holder Restricted Period;

(G) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (a “Rule 10b5-1 Trading Plan”); provided that (i) such Rule 10b5-1 Trading Plan does not provide for the transfer of common stock during the Holder Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the Lock-up Party or the Company regarding the establishment of such Rule 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such Rule 10b5-1 Trading Plan during the Holder Restricted Period; or

(H) (i) transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, or (ii) transfers necessary (including transfers on the open market) to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of common stock, whether by means of a “net settlement” or otherwise, and in all such cases described in subclauses (i) and (ii), provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement (except to the extent such shares are transferred on the open market under subsection (H)(ii)), and provided further that any such restricted stock units, performance stock units, options, warrants or rights are held by the Lock-up Party pursuant to an agreement or are equity awards granted under a stock incentive plan or other equity award plan.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of notes available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of the notes compared to the price available under the option. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, our common stock or the notes in the open market to stabilize the price of our common stock or the notes. These activities may raise or maintain the market price of our common stock and/or the notes above independent market levels or prevent or retard a decline in the market price of our common stock and/or the notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The underwriters may agree to allocate a portion of the aggregate principal amount of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Settlement

We expect the underwriters to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about May 18, 2026, which will be the second business day after the initial trade date for the notes being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Conflicts of Interest

Bank of America, N.A. and Deutsche Bank AG, affiliates of BofA Securities, Inc. and Deutsche Bank Securities Inc., respectively, are lenders under the Revolving Credit Facility. The net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of BofA Securities, Inc. and Deutsche Bank Securities Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the prospectus supplement and performed its usual standard of due diligence with respect to that prospectus supplement. Morgan Stanley & Co. LLC is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this prospectus supplement. Morgan Stanley & Co. LLC will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify Morgan Stanley & Co. LLC against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Concurrent Delta Offering

Concurrently with this offering, the delta underwriter is offering and selling short in a separate, underwritten public offering pursuant to a prospectus supplement that we have filed with the SEC, and not pursuant to this prospectus supplement, 281,250 shares of our common stock at a public offering price of $192.00 per share (the “concurrent delta offering”), to facilitate hedging transactions by certain investors in the notes (“convertible arbitrage investors”). The number of shares of our common stock subject to the concurrent delta offering is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) with certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equivalent notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with this notes offering, in each case, with a view for the delta underwriter to initially offer the shares of our common stock directly to the public at a price of $192.00 per share of our common stock and to subsequently offer the shares of our common stock for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and this offering of the notes are contingent upon one another.

There can be no assurance that the delta underwriter will sell any or all of the shares of common stock offered pursuant to the concurrent delta offering, or the timing of any such sales.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offering of notes under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no notes have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the notes.

Accordingly, the notes have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;
iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of

Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes-based investment products or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs

Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the notes in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA. This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and must not be passed on to, the general public in the UK. In the UK, such documents are only directed at, persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of our Notes offered by this prospectus will be passed upon for us by Milbank LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.wlfc.global. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. We make our website content available for information purposes only. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement and investors should not rely on such information in making a decision to purchase our Notes.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus supplement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

We are “incorporating by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.

Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished (rather than filed) on Form 8-K, which information is expressly not incorporated by reference herein):

•

our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026 as amended by Amendment No. 1 thereto filed on March 30, 2026 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April  24, 2026);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 5, 2026;

•	our Current Reports on Form 8-K as filed with the SEC on January 9, 2026, January 20, 2026, February 9, 2026, February 24, 2026, March 30, 2026 and March 31, 2026; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 1999, pursuant to Section 12(b) of the Exchange Act, as updated by any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Willis Lease Finance Corporation

4700 Lyons Technology Parkway

Coconut Creek, FL 33073

Attn: Investor Relations

(561) 349-9989

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

3,161,294 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, common stock, preferred stock, debt securities, warrants, or rights, either individually or in units, with a total value of up to $500 million.

In addition, this base prospectus relates to the offer and sale from time to time of up to 3,161,294 shares of common stock under this prospectus by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, donees, or other successors in interest. The selling stockholders or their permitted transferees, pledgees, donees, or other successors in interest may sell the shares of common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares of common stock in the section of this prospectus titled “Plan of Distribution—Selling Stockholders Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholders. The selling stockholders will bear all discounts, concessions, commissions, and stock transfer taxes, if any, attributable to their sales of shares.

This base prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this base prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update, or amend information contained in this base prospectus.

We or the selling stockholders may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers, or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution for securities to be offered by us or by the selling stockholders.

You should read this base prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

THIS BASE PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock trades on The Nasdaq Global Market under the symbol “WLFC.” On May 5, 2025, the last reported sale price of the common stock on The Nasdaq Global Market was $156.24 per share.

We and the selling stockholders may offer the securities from time to time in amounts, at prices and on terms determined at the time of offering. We and the selling stockholders may offer and sell the securities directly to you, through agents we select or through underwriters and dealers we select on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. The accompanying prospectus supplement will provide the specific terms of the plan of distribution. If we or the selling stockholders use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in the prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the prospectus supplement.

We are a “smaller reporting company” under federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors described in this base prospectus, any accompanying prospectus supplement, any related free writing prospectus, and in the documents incorporated by reference into this base prospectus. See “Risk Factors” beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this base prospectus is May 15, 2025

ABOUT THIS PROSPECTUS

This base prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may, from time to time, issue and sell to the public any part of the securities described in this base prospectus in one or more offerings up to a total dollar amount of $500,000,000.

This base prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell a type or series of securities under this base prospectus, we or the selling stockholders will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement and any free writing prospectus may also add, update or change information in this base prospectus or in documents incorporated by reference in this base prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this base prospectus or in documents incorporated by reference in this base prospectus, the statements made or incorporated by reference in this base prospectus will be deemed modified or superseded by those made in the prospectus supplement. We urge you to carefully read this base prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any of the securities being offered.

We are responsible for the information contained and incorporated by reference in this base prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we and the selling stockholders take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this base prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this base prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this base prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this base prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This base prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics, and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this base prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this base prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this base prospectus. Accordingly, investors should not place undue reliance on this information.

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We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This base prospectus and the information incorporated herein by reference contains references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names referred to in this base prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks, and trade names included or incorporated by reference into this base prospectus, any applicable prospectus supplement, or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this base prospectus or incorporated in this base prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this base prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Unless otherwise stated or the context otherwise indicates, references to the “Company,” “we,” “our,” “us,” or similar terms refer to Willis Lease Finance Corporation.

About Willis Lease Finance Corporation

We are a leading lessor and servicer of commercial aircraft and aircraft engines. Our principal business objective is to build value for our stockholders by acquiring commercial aircraft and engines and managing those assets in order to provide a return on investment, primarily through lease rent and maintenance reserve revenues, as well as through management fees earned for managing assets owned by other parties. As of December 31, 2024, we had $2,635.9 million of equipment held in our operating lease portfolio, $183.6 million of notes receivable, $31.1 million of maintenance rights, and $21.6 million of investments in sales-type leases, which represented 354 engines, 16 aircraft, one marine vessel and other leased parts and equipment with 70 lessees in 37 countries. In addition to our owned portfolio, as of December 31, 2024, we managed a total lease portfolio of 277 engines, aircraft and related equipment for other parties.

As of March 31, 2025, the Company had $2,597.8 million of equipment held in our operating lease portfolio, $179.3 million of notes receivable, $25.2 million of maintenance rights, and $17.3 million of investments in sales-type leases, which represented 347 engines, 15 aircraft, one marine vessel, and other leased parts and equipment.

Willis Aeronautical Services, Inc. is a wholly-owned and vertically-integrated subsidiary whose primary focus is the sale of aircraft engine parts and materials through the acquisition or consignment of aircraft and engines.

Willis Asset Management Limited is a wholly-owned and vertically-integrated subsidiary whose primary focus is the engine management and consulting business. Willis Asset Management Limited had 225 engines, excluding Willis Lease Finance Corporation engines, under management as of December 31, 2024.

We separate our business into two reportable segments, Leasing and Related Operations and Spare Parts Sales. Additional details of our operations are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Corporate Information

We were incorporated in the State of Delaware on March 12, 1998. Our principal executive offices are located at 4700 Lyons Technology Parkway, Coconut Creek, FL 33073. Our telephone number is (561) 349-9989. Our website address is www.wlfc.global. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

Securities We May Offer

We may offer shares of common stock, shares of preferred stock, debt securities, warrants, or rights, either individually or in units, with a total value of up to $500 million from time to time under this base prospectus at

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prices and on terms to be determined by market conditions at the time of the offering. In addition, the selling stockholders (or their permitted transferees, pledgees, donees, or other successors in interest) identified in this prospectus may sell up to 3,161,294 shares of common stock under this prospectus. Our common stock currently is quoted on The Nasdaq Global Market under the symbol “WLFC.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid, and non-assessable.

We refer to our common stock, preferred stock, debt securities, warrants, rights, and units in this base prospectus as “securities.” This base prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, as described below under “Plan of Distribution.”

Use of Proceeds

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this base prospectus. Unless otherwise indicated in one or more prospectus supplements to this base prospectus, we anticipate the net proceeds from the sale of securities offered by this base prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned.

We will not receive any proceeds from the sale of securities offered by the selling stockholders.

Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company,” and we may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including reduced disclosure obligations regarding executive compensation and presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in our securities, in addition to the other information, documents, or reports incorporated by reference in this base prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in this section, the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this base prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This base prospectus, each prospectus supplement and the information incorporated by reference in this base prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this base prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, projected timelines, prospects, plans, and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “could,” “potentially,” “possibility,” “intend,” “plan,” “may,” “will,” “estimate,” “project,” “expect,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of such statements. Those statements appear in this base prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief, or current expectations of the Company and management that are subject to known and unknown risks, uncertainties, and assumptions.

This base prospectus, any prospectus supplement and the information incorporated by reference in this base prospectus, and any prospectus supplement also contain statements that are based on the current expectations of the Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results, developments, and business decisions may differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this base prospectus, whether as a result of any new information, future events, or otherwise. You should also carefully consider other information set forth in reports or other documents that we file with the SEC.

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USE OF PROCEEDS

Unless otherwise indicated in one or more supplements to this base prospectus, we anticipate the net proceeds from the sale of securities offered by this base prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes, which may include research and development activities, capital expenditures, selling, general and administrative costs, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products, and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for any particular purpose will depend upon a variety of factors, including but not limited to the amount and timing of the proceeds from this offering. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. As a result, unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds we receive from the sale of the securities offered by this base prospectus, and from the exercise price from the exercise of any convertible securities, if any. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their accounts. We will not receive any of the proceeds from these sales.

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DIVIDENDS

On July 29, 2024, our Board of Directors (the “Board”) approved a quarterly, cash dividend policy, which we have paid on a regular basis since then. Continuation of the quarterly dividend will be at the discretion of our Board and will depend on a number of factors, including our business, financial condition and results of operations and other factors deemed relevant by our Board from time to time. There are currently no restrictions on our present ability to pay dividends to stockholders of our common stock, other than those prescribed by Delaware law.

Most recently, on April 30, 2025, the Board declared the regular quarterly, cash dividend of $0.25 per share of common stock. This dividend is expected to be paid on or about May 22, 2025 to the shareholders of record as of the close of business on May 12, 2025.

Any future determination to declare cash dividends will be made at the discretion of the Board, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that the Board may deem relevant.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our certificate of incorporation and bylaws, each as may be amended from time to time. For a complete description, you should refer to our certificate of incorporation and bylaws and to the applicable provisions of Delaware law.

We have authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of May 2, 2025, we had 7,669,779 shares of common stock outstanding, and 3,250,000 shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the terms and provisions of our certificate of incorporation and our bylaws.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders.

Dividend and Liquidation Rights

Subject to the rights of the holders of Series A Preferred Stock and any other preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights and Preferences

Holders of our common stock have no preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such common stock.

Transfer Agent and Registrar for Common Stock

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, 23rd Floor, New York, NY 10005, and its telephone number is (800) 937-5449.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock in one or more series. Currently, we have one series of preferred stock outstanding: 3,250,000 shares of 8.35% Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).

The shares of Series A Preferred Stock do not have general voting rights and accrue dividends on a daily basis in arrears on all shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock) at the rate per annum of 8.35% per share. Whenever dividends on any shares of the Series A Preferred Stock are in arrears for an aggregate of six or more dividend periods (whether consecutive or non-consecutive) and remain unpaid (a “Preferred Dividend Default”), the holders of the Series A Preferred Stock (voting separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of our

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preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two additional directors of the Company (the “Preferred Directors”) to serve on our board of directors (which, without the consent of a Required Majority, will not exceed seven directors in total) until all unpaid dividends on the Series A Preferred Stock have been paid. If and when all accumulated dividends and the dividends for the then-current dividend period on the Series A Preferred Stock shall have been paid in full or a sum sufficient has been authorized and set aside and deposited in trust with an eligible trustee for payment in full of all accrued and unpaid dividends, the holders of shares of the Series A Preferred Stock shall be divested of the voting rights set forth in the previous sentence (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the then-current dividend period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of our board of directors shall be immediately decreased by two directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth above.

The holders of the Series A Preferred Stock have preference over holders of common stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation. Neither the sale, lease, transfer, or conveyance of all or substantially all of the assets or business of the Company, nor a merger or consolidation of any other entity with or into the Company, nor a statutory stock exchange by the Company if then permitted by the Delaware General Corporation Law, shall be deemed to be a voluntary or involuntary liquidation.

The Series A Preferred Stock has no stated maturity date, however the holders of the Series A Preferred Stock have the option to require us to redeem all or any portion of the Series A Preferred Stock for cash upon the occurrence of certain stated events, including (i) an uncured material breach of the purchase agreement, (ii) significant changes in the ownership structure, (iii) our surplus, as defined by Section 154 of the Delaware General Corporation Law, being less than the amount of all accrued but unpaid dividends; (iv) our incurrence (either individually or on a consolidated basis with its subsidiaries) of an operating loss or ordinary loss for two consecutive fiscal years; and (v) certain liquidity events, in each case as further defined in the purchase agreement for the Series A Preferred Stock.

With respect to authorized but unissued preferred stock, our board of directors may designate the rights, preferences, limitations, and restrictions of and upon shares of each series, including voting, redemption and conversion rights, dividend rights, and preferences in liquidation, which could have the effect, among other things, of restricting any dividends on common stock, diluting the voting power of the common stock, or impairing the liquidation rights of such shares, without further action by holders of common stock.

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ADDITIONAL INFORMATION CONCERNING OUR CAPITAL STOCK

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, our certificate of incorporation, and our bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter, or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder;

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

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Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

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Authorized but Unissued Shares of Common Stock and Preferred Stock. Our board of directors has the power, subject to applicable law or the rules of any stock exchange on which our securities may be listed and without further action by stockholders, to issue additional shares of common stock or a series of preferred stock that could impede the completion of a merger, tender offer, or other takeover attempt that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

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Rights Agreement. Pursuant to a Rights Agreement (the “Rights Agreement”) entered into by the Company and American Stock Transfer and Trust Company, as rights agent, in September 1999, as subsequently amended, our board of directors authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of our common stock, par value $0.01 per share. Until the Distribution Date (as defined in the Rights Agreement), the Rights are not exercisable and are attached to and trade only together with shares of common stock. Unless extended or otherwise as provided in the Rights Agreement, the Rights expire on August 30, 2028. The Rights Agreement could make it more difficult to proceed with and may discourage a merger, tender offer, or proxy contest.

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Increase in the Number of Directors. Our bylaws provide for seven directors. In addition, our board of directors currently has the authority to amend our bylaws to increase the maximum number of directors without seeking stockholder approval.

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Classified Board of Directors. Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide detailed requirements for stockholder proposals for our annual meetings, including stockholder nominations for directors. In addition, director nominees must provide certain information, including biographical information, share ownership amounts, and other information that would need to be included in a proxy statement relating to the election of a director. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids, and to encourage persons seeking to acquire control of the Company to negotiate with us first.

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Special Meetings of Stockholders. Our certificate of incorporation provides that special meetings of the stockholders for any purpose or purposes may be called by only (1) our board of directors; (2) the Chairman of our board of directors; or (3) the President of the Company, except for any special meeting of the stockholders that may be called by any other person or persons specified in any certificate of designation pursuant to the Delaware General Corporation Law Section 151(g) in the manner, at the times and for the purposes so specified. This limited ability to call a special meeting of stockholders may have an anti-takeover effect because a potential acquirer may be impeded from calling a special meeting of stockholders to consider removing directors or to consider an acquisition offer.

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No Stockholder Action by Written Consent; Supermajority Voting Requirement. Our certificate of incorporation also provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. In certain circumstances relating to a merger or consolidation of the Company or any of our subsidiaries, the sale, exchange, or lease of all or any substantial part of our assets to another entity, or any sale or lease to the Company or any of our subsidiaries in exchange for securities of the Company or any assets of any other entity or securities

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issued by such other entity, the approval by 80% of all outstanding shares of our capital stock entitled to vote generally in our election of directors is required.

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No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

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Bylaw Amendments. Our bylaws provide that our board of directors may amend our bylaws without stockholder approval, except to the extent such power is reserved to the stockholders by law. Bylaws may not be made, repealed, altered, amended, or rescinded by the stockholders of the corporation except by the vote of the holders of not less than 80% of all outstanding shares of our capital stock entitled to vote generally in our election of directors.

Exclusive Forum

Unless we consent to the selection of an alternate forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in our bylaws.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our bylaws provide that our directors and officers will be indemnified and reimbursed expenses by us to the fullest extent authorized or permitted by the Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the Delaware General Corporation Law as it now exists or may in the future be amended.

Our bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee, or agent of ours for any liability arising out of his or her status as such, regardless of whether the Delaware General Corporation Law would permit indemnification.

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These provisions may discourage stockholders from bringing a lawsuit against our directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this base prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

If we issue debt securities, we will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this base prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this base prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following is a summary of the material provisions of the debt securities which may be issued from time to time, and of the indenture under which debt securities may be issued, which summary is qualified in its entirety by reference to the specific provisions of the debt securities and indenture applicable to a particular series of debt securities in the event of an actual issuance. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this base prospectus, as well as the complete indenture that contains the terms of the debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:

•	the title and series of such debt securities;

•	the principal amount being offered;

•	the total amount authorized and the total amount outstanding as of the most recent practicable date;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form; the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will start accruing, become payable, record dates for interest payments, and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

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•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•

any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities; the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash, or other property;

•	the terms, if any, on which payment of principal or any premium, interest, or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest, or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure, or other methods;

•

if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units, or rights;

•

name of any trustees and any authenticating or paying agents or registrars or depositaries or any other agents with respect to such debt securities; whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion, or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Consolidation, Merger, and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is

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provided for a particular series of debt securities) in aggregate principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)

change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable upon the redemption thereof or otherwise, or change the obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the payment after such payment is due (or, in the case of redemption, on or after such redemption date or, in the case of repayment at the option of the holder, on or after such payment is due);

(b)

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture, or reduce the requirements for quorum or voting;

(c)

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past or existing defaults or waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash, or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)

to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)

to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)	to establish the form and terms of debt securities issued thereunder;

(d)

to evidence and provide for the acceptance of an appointment of a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee pursuant to the indenture;

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(e)

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder in any material respect;

(f)	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of securities under the indenture;

(g)	to add any additional events of default with respect to all or any series of debt securities (as shall be specified in such supplemental indenture);

(h)

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)	to add guarantees in respect of the debt securities of one or more series and to provide for the terms and conditions of release thereof;

(k)	to convey, transfer, assign, mortgage, or pledge to the trustee as security for the debt securities of any series any property or assets;

(l)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)	to provide for certificated securities in addition to or in place of global securities;

(n)	to qualify such indenture under the Trust Indenture Act;

(o)

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)	default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;

(c)

default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

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(d)

failure by the Company for 60 days after receipt by written notice from the trustee upon instruction from holders of at least 25% in principal amount of the debt securities outstanding of such series to observe or perform any of the other covenants or agreements in the indenture and stating that such notice is a “Notice of Default” pursuant to the indenture; provided, that if such failure cannot be cured within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure, and (ii) we are using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency, reorganization, or other similar action of the Company; and

(f)

any other event of default provided in the indenture with respect to a particular series of debt securities, provided that any such event of default that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b), or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority (or such greater amount as is provided for a particular series of debt securities) in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that we must periodically furnish the trustee with a written statement as to our compliance with the covenants contained in the indenture and as to the absence of default under the indenture terms.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b), or (e) of the first

19

paragraph above under “—Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b), or (e) of the first paragraph above under “—Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee, and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder, and to institute suit for the enforcement thereof.

Consolidation, Merger, and Sale of Assets

The indenture provides that we may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets and properties and the assets and properties of our subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts. We will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports. So long as any debt securities of a particular series are outstanding under the indenture, we will file with the trustee, within 30 days after we have filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents, or reports pursuant to either of said Sections, then we shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities, and any restrictions on conversion.

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Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause us to repurchase such debt securities, or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus relating thereto.

Repurchases on the Open Market

We, or any of our affiliates, may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or our relevant affiliate, be held, resold, or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that we may satisfy and discharge our obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

(b)

i.

the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money, or governmental obligations, or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by us under such indenture; and

ii.

we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer, and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost, or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”), and (ii) (1) we may omit to comply with the covenant under “—Consolidation, Merger, and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “—Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “—Events of Default” shall not be deemed to be an event of

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default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)

we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money, or government obligations, or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;

(b)

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(c)

no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)

we shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of the Company’s exercise of our option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)

we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, our obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash, or other property;

(b)

the issuance of temporary debt securities, the registration, transfer, and exchange of debt securities, the replacement of mutilated, destroyed, lost, or stolen debt securities, and the maintenance of an office or agency for payment and holding payments in trust, and our obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash, or other property;

(c)	the rights, powers, trusts, duties, and immunities of the trustee, and our obligations in connection therewith; and

(d)	the defeasance or covenant defeasance provisions of the indenture.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision and certain other limitations, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses, and liabilities that it might incur.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this base prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreements and the warrants;

•

the terms of any rights to redeem or call the warrants, including whether the right to convert or purchase the securities may be forfeited unless exercised before the date specified in a notice of the redemption or call;

•	kinds, frequency, and timing of notice of the redemption or call, including the cities or newspapers where notice will be published;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	provisions for the warrants to be held in book entry form; and

•	any other specific terms, preferences, rights, or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock, and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities, and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

General

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock, or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock, or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures, and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this base prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this base prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants, rights, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrants, or rights included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 3,161,294 shares of our common stock for their own account. The shares were previously acquired by selling stockholders as founder’s shares in connection with our formation, through private offerings prior to our initial public offering, as equity compensation in the form of restricted shares or restricted share units pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and their affiliates, donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The selling stockholders are Charles F. Willis IV, our founder and formerly our President, and currently Executive Chairman and director of the Company, and his affiliates. The selling stockholders are not an affiliate of any broker-dealer.

The following table sets forth (i) the name of the selling stockholders, (ii) the number of shares beneficially owned by the selling stockholders, including the shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any stock options, restricted stock units or other rights, (iii) the number of shares that may be offered under this prospectus, and (iv) the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them. Pursuant to that certain Employment Agreement by and between Willis Lease and Charles F. Willis, IV, dated as of March 3, 2022, Mr. Willis has the right to require the Company to cooperate with an underwritten offering of his registered securities, and to “piggyback” on certain offerings by the Company.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 7,669,763 shares of common stock outstanding as of April 7, 2025.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their transferees, pledgees, distributees, donees, and successors. All of the shares set forth in the table below are beneficially owned by Charles F. Willis, IV. The mailing address for each selling stockholder listed below is 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939

	Common Stock Beneficially Owned Prior to the Offering			Number Registered for Sale Hereby	Common Stock Beneficially Owned After the Offering
	Number	Percentage	Voting Power		Number	Percentage	Voting Power
CFW Partners, L.P.(1)	2,134,148	27.8%	27.8%	2,134,148	0	*	*
Charles F. Willis, IV	1,027,146	13.4%	13.4%	1,027,146	0	*	*

*	Less than 1%.
(1)

CFW Partners, L.P. is a California limited partnership (“CFW Partners”), of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and a seventy percent (70%) interest as a limited partner. Austin C. Willis holds nineteen percent (19%) interest as a limited partner and the remaining ten percent (10%) ownership interest is held by the 2019 Willis Family Trust of which Austin C. Willis is trustee.

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PLAN OF DISTRIBUTION

We may sell the securities being offered by this base prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through any combination of these methods of sale; or

•	in any manner permitted pursuant to applicable law, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this base prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction, and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time

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without notice. We cannot give any assurance as to whether an active trading market will develop for the offered securities or the liquidity of the trading market for any of the securities. We have no current plans for listing of the preferred stock, debt securities, warrants, rights, or units on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, debt securities, warrants, rights, or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers, or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer, or agent, and describe any compensation received by them from us as well as any other offering expenses. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers, and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers, or agents, under agreements between us and the underwriters, dealers, and agents.

Any person participating in the distribution of common stock registered under the registration statement that includes this base prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M that stabilize, maintain, or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

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Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this base prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

To the extent required, this base prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Stockholders Plan of Distribution

The selling stockholders may offer and sell, from time to time, its shares of common stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	distribution to employees, members, partners or stockholders of the selling stockholders;

•	in privately negotiated transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The selling stockholders may also sell all or any shares in open market transactions under Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders have informed us that, except as set forth below, none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, to the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the

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names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholders or one or more of their affiliates in the ordinary course of business for which they receive compensation.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

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LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this base prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California. Additional legal matters may be passed upon for us or any underwriters, the selling stockholders, dealers, or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge to the public at the SEC’s website at www.sec.gov. We also maintain a website at www.wlfc.global/investor-relations where you can access our SEC filings free of charge.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this base prospectus. This base prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this base prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this base prospectus. The information incorporated by reference is considered to be part of this base prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this base prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this base prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 6, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2025, February  20, 2025, March 19, 2025 (Film No.  25752082), March 19, 2025 (Film No.  25752146), April  4, 2025, May  2, 2025 and May 6, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 1999, pursuant to Section 12(b) of the Exchange Act, as updated by any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this base prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified, or superseded for purposes of this base prospectus to the extent that a statement contained in this base prospectus, any applicable prospectus supplement, and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this base prospectus.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this base prospectus is delivered, a copy of the documents incorporated by reference into this base prospectus but not delivered with this base prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this base prospectus, at no cost to you by writing or telephoning us at the following:

Willis Lease Finance Corporation

4700 Lyons Technology Parkway

Coconut Creek, FL 33073

Attn: Investor Relations

(561) 349-9989

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.wlfc.global/investor-relations. Information contained on our website is not incorporated by reference into this base prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this base prospectus or any accompanying prospectus supplement.

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2.50% Convertible Notes due 2031

PROSPECTUS SUPPLEMENT

May 13, 2026

Joint Book-Running Managers
Morgan Stanley	BofA Securities	Deutsche Bank Securities